Hostess Brands, Inc. to Reschedule Third Quarter 2021 Earnings Release; Updates 2021 Guidance
LENEXA, Kan.--(BUSINESS WIRE)—November 2, 2021-- Hostess Brands, Inc. (Nasdaq: TWNK, TWNKW) (the “Company”), a leading sweet snacks company, announced today that it will reschedule its 2021 third quarter earnings release and conference call, previously scheduled for November 3, 2021, to Tuesday, November 9, 2021 after market close. The earnings release will be issued at approximately 4:00 p.m. Eastern Time (3:00 p.m. Central Time) accompanied by a presentation.
The Company will host a conference call to discuss these results at 4:30 p.m. Eastern Time (3:30 p.m. Central Time). Investors interested in participating in the live call can dial 800-430-8332 from the U.S. and 856-344-9206 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, November 23, 2021, by dialing 844-512-2921 from the U.S., or 412-317-6671 from international locations, and entering confirmation code 3009366.
Guidance and Outlook
The Company expects third quarter 2021 results to be in line with internal expectations, enabling it to update and confirm full year 2021 guidance as follows:

	Updated Guidance	Previous Guidance
Adjusted net revenue growth	9.0%-10.0%	7.5% - 9.0%
Adjusted EBITDA	$260 - $268 million	$260 - $268 million
Adjusted EPS (diluted)	$0.83 - $0.87*	$0.83 - $0.87*
Leverage ratio	~3x	~3x
Capital expenditures	$60 - $65 million	$60 - $65 million
Effective tax rate	27.5%	27.5%
*Based on weighted average shares outstanding of 139 million.
The Company provides guidance only on a non-generally accepted accounting principles (non-GAAP) basis and does not provide a reconciliation of the Company's forward-looking financial expectations to the most directly comparable GAAP financial measure because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for deferred taxes, remeasurement of the Tax Receivable Agreement, transformation expenses and other non-operating gains or losses reflected in the Company's reconciliation of historic non-GAAP financial measures, the amount of which could be material. Please refer to the Reconciliation of Non-GAAP Financial Measures included in the Company’s quarterly earnings press releases for further information about the use of these measures.
About Hostess Brands, Inc.
Hostess Brands, Inc. is a leading sweet snacks company focused on developing, manufacturing, marketing, selling and distributing products in North America under the Hostess® and Voortman® brands. The Company produces a variety of new and classic treats including iconic Hostess® Donettes®, Twinkies®, CupCakes, Ding Dongs® and Zingers®, as well as a variety of Voortman® cookies and wafers. For more information about Hostess Brands, Inc., please visit www.hostessbrands.com.

Forward-Looking Statements
This press release contains statements reflecting the Company's views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company's future operating performance and statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company’s reputation and brand image; protecting intellectual property rights; leveraging the Company’s brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the continued ability to produce and successfully market products with extended shelf life; the ability to pass cost increases on to our customers; the ability to maintain or add additional shelf or retail space for the Company’s products; our ability to identify or complete strategic acquisitions, alliances, divestitures or joint ventures; our ability to successfully integrate, achieve expected synergies and manage our acquired businesses and brands; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; adverse impact or disruption to our business caused by COVID-19 or future outbreaks of highly infectious or contagious diseases; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; significant changes in the availability and pricing of transportation; dependence on major customers; increased labor and employee related costs; strikes or work stoppages; product liability claims, product recalls, or regulatory enforcement actions; dependence on third parties for significant services; unanticipated business disruptions; geographic focus could make the Company particularly vulnerable to economic and other events and trends in North America; consolidation of retail customers; unsuccessful implementation of business strategies to reduce costs; increased costs to comply with governmental regulation; failures, unavailability, or disruptions of the Company’s information technology systems; dependence on key personnel or a highly skilled and diverse workforce; the Company’s ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company’s Securities and Exchange Commission filings.
As a result of a number of known and unknown risks and uncertainties, the Company's actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company's Annual Report on Form 10-K/A for 2020. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company's behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.